Exhibit 3.1

CERTIFICATE OF ELIMINATION

OF THE

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK,

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK &

SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

OF

ASCENT CAPITAL GROUP, INC.

Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware

Ascent Capital Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law (the “DGCL”), hereby certifies as follows:

FIRST:                                Pursuant to Section 151 of the DGCL and authority granted in the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), the Board of Directors of the Corporation previously designated (i) 45,000 shares of preferred stock as Series A Junior Participating Preferred Stock, par value $.01 (the “Series A Junior Participating Preferred Stock”), (ii) 5,000 shares of preferred stock as Series B Junior Participating Preferred Stock, par value $.01 (the “Series B Junior Participating Preferred Stock”), and (iii) 45,000 shares of preferred stock as Series C Junior Participating Preferred Stock, par value $.01 (the “Series C Junior Participating Preferred Stock”, and together with the Series A Junior Participating Preferred Stock and the Series B Junior Participating Preferred Stock, the “Junior Participating Preferred Stock”), and established the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof as set forth in each of (i) the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (the “Series A Junior Participating Preferred Stock Certificate of Designation”), with respect to such Series A Junior Participating Preferred Stock, which Series A Junior Participating Preferred Stock Certificate of Designation was filed in the Office of the Secretary of State of the State of Delaware on September 16, 2008 and is in full force and effect on the date hereof, (ii) the Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (the “Series B Junior Participating Preferred Stock Certificate of Designation”), with respect to such Series B Junior Participating Preferred Stock, which Series B Junior Participating Preferred Stock Certificate of Designation was filed in the Office of the Secretary of State of the State of Delaware on September 16, 2008 and is in full force and effect on the date hereof, and (iii) the Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock (the “Series C Junior Participating Preferred Stock Certificate of Designation”), with respect to such Series C Junior Participating Preferred Stock, which Series C Junior Participating Preferred Stock Certificate of Designation was filed in the Office of the

Secretary of State of the State of Delaware on September 16, 2008 and is in full force and effect on the date hereof, respectively.  None of the authorized shares of the Junior Participating Preferred Stock are outstanding and none will be issued.

SECOND:                 Each of the Series A Junior Participating Preferred Stock Certificate of Designation, the Series B Junior Participating Preferred Stock Certificate of Designation, and the Series C Junior Participating Preferred Stock Certificate of Designation was filed with the Office of the Secretary of State of the State of Delaware on September 16, 2008 in connection with the Rights Agreement, dated as of September 17, 2008 by and between the Corporation and Computershare Trust Company, N.A., as rights agent, as amended (the “Rights Agreement”).

THIRD:                           Pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation and in accordance with the provisions of Section 151 of the DGCL, the Board of Directors of the Corporation, on January 20, 2014 duly adopted the following resolutions authorizing the elimination of said Junior Participating Preferred Stock:

Amendment of Shareholder Rights Plan

WHEREAS, at the 2013 annual meeting of stockholders of Ascent Capital Group, Inc. (the “Corporation”) held on May 22, 2013, stockholders of the Corporation approved a non-binding stockholder proposal to redeem the preferred share purchase rights issued pursuant to the Rights Agreement, dated September 17, 2008 (as amended, the “Rights Agreement”), by and between the Corporation and Computershare Trust Company, N.A. (the “Rights Agent”).

WHEREAS, the Board of Directors (the “Board”) has taken into consideration the approval of such proposal by the Corporation’s stockholders and has determined that the continued effectiveness of the Rights Agreement and the existence of the Series A Junior Participating Preferred Stock, par value $.01 per share (the “Series A Junior Participating Preferred Stock”), the Series B Junior Participating Preferred Stock, par value $.01 per share (the “Series B Junior Participating Preferred Stock”), and the Series C Junior Participating Preferred Stock, par value $.01 per share (the “Series C Junior Participating Preferred Stock” and together with the Series A Junior Participating Preferred Stock and the Series B Junior Participating Preferred Stock, the “Junior Participating Preferred Stock”) is no longer necessary nor in the best interests of the Corporation and its stockholders.

NOW, THEREFORE, BE IT:

Certificate of Elimination

RESOLVED, that pursuant to the authority conferred on the Board by the provisions of Section 151 of the Delaware General Corporation Law (“DGCL”), the Board hereby eliminates the Series A Junior Participating Preferred Stock, the Series B Junior Participating Preferred Stock and the Series C Junior Participating Preferred Stock, none of which is currently outstanding and none of which will be issued, and that, pursuant to the DGCL, upon such elimination such shares of Series A Junior Participating Preferred Stock, Series B Junior Participating Preferred Stock and Series C Junior Participating Preferred Stock shall resume the status that they held prior to their initial designation.

RESOLVED, that the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Vice President and the Secretary and any Assistant Secretary of the Corporation (each, an “Authorized Officer”) be, and each of them with full authority to act without the others hereby is, authorized and empowered, in the name and on behalf of the Corporation, pursuant to Section 151(g) of the DGCL, to execute and file a Certificate of Elimination of each of the Series A Junior Participating Preferred Stock, the Series B Junior Participating Preferred Stock and the Series C Junior Participating Preferred Stock of the Corporation with the Secretary of State of the State of Delaware, which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Amended and Restated Certificate of Incorporation of the Corporation all matters set forth in the Certificate of Designation of each of the Series A Junior Participating Preferred Stock, the Series B Junior Participating Preferred Stock and the Series C Junior Participating Preferred Stock with respect to each such Junior Participating Preferred Stock.

Amendment and Expiration of Rights Agreement

RESOLVED, that the form, terms, and provisions of the amendment (the “Amendment”) to the Rights Agreement, substantially in the form attached here to as Exhibit A and filed with the records of the Corporation, with such modifications therein as shall be approved by the Authorized Officers be, and hereby are, approved and adopted in all respects.

RESOLVED, that, pursuant to the Amendment, the Rights Agreement shall expire in accordance with its terms as of 5:00 p.m., New York City time, on January 24, 2014.

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized in the name and on behalf of the Corporation to execute the Amendment, with such modifications as the officer or officers executing the same shall approve, such approval to be conclusively evidenced by the execution and delivery of the same to the Rights Agent thereunder.

FOURTH:                The Rights Agreement expired in accordance with its terms as of 5:00 p.m., New York City time, on January 24, 2014.

FIFTH:                               That in accordance with the provisions of Section 151 of the DGCL, the Certificate of Incorporation of the Corporation is hereby amended to eliminate all references to the Series A Junior Participating Preferred Stock, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

SIXTH:                             That in accordance with the provisions of Section 151 of the DGCL, the Certificate of Incorporation of the Corporation is hereby amended to eliminate all references to the Series B Junior Participating Preferred Stock, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

SEVENTH:         That in accordance with the provisions of Section 151 of the DGCL, the Certificate of Incorporation of the Corporation is hereby amended to eliminate all references to the Series C Junior Participating Preferred Stock, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed by its duly authorized officer, as of the 27th day of January, 2014

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary